Filed by RCS Capital Corporation

Pursuant to Rule 425 under the

Securities Act of 1933, as amended

Subject Company:

Investors Capital Holdings, Ltd.

(Commission File No. 333-43664)

FOR IMMEDIATE RELEASE

RCS Capital Corporation Signs Letter of Intent
to Acquire Investors Capital Holdings

New York, New York, and Lynnfield, Massachusetts, October 2, 2013 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) and Investors Capital Holdings, Ltd. (“ICH”) (NYSE MKT: ICH) announced today that they have entered into a letter of intent relating to the acquisition by RCAP of ICH. Following this transaction, ICH and its subsidiaries will become RCAP’s sixth line of business (after the recently announced acquisition of the Hatteras Funds Group) and, through the leadership of Tim Murphy, President and Chief Executive Officer of ICH, and his management team, will continue to operate autonomously under ICH’s respective brands as part of the RCAP family of companies.

Incorporated in 1995, ICH is a financial services holding company that operates primarily through its wholly-owned broker-dealer and registered investment advisor subsidiary, Investors Capital Corporation. ICH provides independent broker-dealer services and investment advisory services.

With its approximately 550 registered representatives across the United States, ICH is expected to complement and diversify RCAP’s revenue stream from its other lines of business: an existing wholesale broker-dealer, investment banking and capital markets services, transaction management and transfer agency businesses. Upon the closing of the ICH acquisition, RCAP expects that it will have deployed the remaining proceeds from its June 2013 initial public offering.

The closing of the transaction will be subject to certain to-be-agreed-upon conditions including SEC and FINRA approval of the proposed change in control and approval of the transaction by the stockholders of ICH. Any definitive agreement will contain customary representations, warranties and closing conditions. There can be no assurance, however, that RCAP and ICH will be successful in negotiating a definitive agreement or whether the terms of such definitive agreement will differ substantially from those described herein.

Subject to the satisfaction of these conditions, the transaction is expected to close in the first quarter of 2014.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About ICH

Investors Capital Holdings, Ltd. of Lynnfield, Massachusetts is a diversified financial services holding company that operates primarily through Investors Capital Corporation. Our mission is to provide premier, 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect RCAP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements.

Such forward-looking statements include, but are not limited to, the inability to negotiate or agree on definitive documentation; the ability to obtain requisite approvals for the acquisition, including, among other things, regulatory approval of certain changes in control of the ICH’s FINRA-regulated broker-dealer business; market volatility; unexpected costs or unexpected liabilities that may arise from the potential acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell any securities. Any offer and sale of securities will only be made pursuant to an effective registration statement. RCAP stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus to be contained therein, to be filed with the SEC, because it will contain important information about the transactions. A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus also will be obtainable, without charge, by directing a request to RCS Capital Corporation, 405 Park Ave., 15th Floor, New York, New York, Attention: Investor Relations, Telephone: (866) 904-2988.

Participants in Solicitation

The directors and executive officers of RCAP and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding RCAP’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Investor Inquiries:

For RCAP:
Anthony J. DeFazio	Brian S. Block, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988

For ICH:
John Cataldo, CCO and Counsel
Investors Capital Corporation
jcataldo@investorscapital.com
Ph: 781-477-4822